EXHIBIT 10.19

ARCHIPELAGO HOLDINGS
EMPLOYEE STOCK PURCHASE PLAN

1. Purpose. The purpose of the Archipelago Holdings Employee Stock Purchase Plan (the “Plan”) is to provide eligible employees of Archipelago Holdings, L.L.C. and its successors (the “Company”) and its subsidiaries with an opportunity to acquire an interest in the Company through the purchase of common stock of the Company (the “Common Stock”), with accumulated payroll deductions. The Company intends the Plan to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the provisions of the Plan shall be construed in a manner consistent with the requirements of Section 423 of the Code.

2. Definitions.

a. “Authorization Form” shall mean a form supplied by and delivered to the Company by a Participant authorizing payroll deductions as set forth in Section 5 hereof and such other terms and conditions as the Company may determine from time to time.

b. “Board” shall mean the Board of Directors of the Company.

c. “Committee” shall mean a committee of at least three members, which may consist of directors, officers or other employees, designated by the Board to administer the Plan and to perform the functions set forth herein. In the absence of a designation to the contrary, the “Committee” shall be the Compensation Committee of the Board.

d. “Compensation” shall mean earnings from regular pay, overtime pay, commission, double overtime, retroactive pay, incentive pay, management bonus, adjustment to regular pay and short term disability pay payable by the Company or its Designated Subsidiaries to an Employee determined prior to the Employee’s pre-tax contributions pursuant to Section 125 and Section 401(k) of the Code, but excluding the value of stock options or non-taxable fringe benefits provided by the Company or a Subsidiary.

e. “Designated Subsidiaries” shall mean Subsidiaries that have been designated by the Committee from time to time, in its sole discretion, as eligible to participate in the Plan.

f. “Eligible Employee” shall mean any person who is regularly employed by the Company or one of its Designated Subsidiaries and who has completed at least ninety (90) days of continuous full-time employment with the Company or a Designated Subsidiary excluding:

(1) any Employee who customarily is employed for not more than five (5) months in a calendar year; or

(2) any Employee who would own (immediately after the grant of an option under the Plan and applying the rules of Section 424(d) of the

Code in determining stock ownership) shares, and/or hold outstanding options to purchase shares, possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company.

g. “Exercise Date” shall mean the last business day of each Offering Period in which payroll deductions are made under the Plan.

h. “Fair Market Value” means, with respect to a share of Common Stock on any day, the closing price of the Common Stock on the principal securities exchange on which the shares of Common Stock are then traded, or, if not traded, the price set by the Committee.

i. “IPO Date” shall mean the date of the commencement of the initial public offering of shares of Common Stock.

j. “Offering Date” shall mean the first business day of each Offering Period of each Plan Year.

k. “Offering Period” shall mean a period of six (6) months, or such other period of time as determined from time to time by the Committee. The first Offering Period shall commence on the date specified by the Committee.

l. “Participant” shall mean an Eligible Employee who participates in the Plan.

m. “Plan Year” shall mean the period beginning on the first day of the first Offering Period and ending on December 31 of the year in which the first Offering Period occurs and each calendar year thereafter.

n. “Subsidiary” shall mean any corporation, if any, having the relationship to the Company described in Section 424(f) of the Code.

3. Eligibility and Participation.

a. Any person who is an Eligible Employee on an Offering Date shall be eligible to become a Participant in the Plan beginning on that Offering Date and shall become a Participant as of that Offering Date by completing an Authorization Form and filing it with the Company by the date required by the Company. Such authorization will remain in effect for subsequent Offering Periods, until modified or terminated by the Participant.

b. Any person who first becomes an Eligible Employee during an Offering Period shall be eligible to become a Participant in the Plan as of the first day of the Offering Date occurring after the date on which that person became an Eligible Employee and shall become a Participant as of such date by completing an Authorization Form and filing it with the Company by the date required by the Company. Such authorization will remain in effect for subsequent Offering Periods, until modified or terminated by the Participant.

c. A person shall cease to be a Participant upon the earliest to occur of:

(1) the date the Participant ceases to be an Eligible Employee, for any reason;

(2) the first day of the Offering Period beginning after the date on which the Participant ceases payroll deductions under the Plan; or

(3) the date of a withdrawal from the Plan by the Participant as provided in Section 8 hereof.

4. Grant of Option.

a. On each Offering Date, the Company shall grant each Eligible Employee an option to purchase shares of Common Stock, subject to the limitations set forth in Sections 3.b., 3.c. and 10 hereof.

b. The option price per share of the Common Stock subject to an offering shall be set by the Committee prior to the commencement of each Offering Period, provided that such option exercise price shall not be less than the lesser of: (i) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Offering Date or (ii) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Exercise Date.

c. No Participant shall be granted an option which permits his rights to purchase Common Stock under the Plan and all other employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 of the Fair Market Value of the Common Stock (determined at the time the option is granted) for each calendar year in which such stock option is outstanding at any time; for purposes of this limitation, there shall be counted only options to which Section 423 of the Code applies.

5. Payroll Deductions.

a. A Participant may, in accordance with rules adopted by the Committee, submit an Authorization Form authorizing a payroll deduction of any whole number percentage from one percent (1%) to ten percent (10%) (or such other percentage as may be established by the Committee from time to time in its sole discretion) of such Participant’s Compensation on each pay period during the Offering Period. A Participant may increase or decrease such payroll deduction (including a cessation of payroll deductions) effective as of each Offering Date, provided that the Employee files with the Company the Authorization Form requesting such change by the date required by the Company.

b. All payroll deductions made by a Participant shall be credited to such Participant’s account under the Plan. A Participant may not make any additional payments into such account.

6. Exercise of Option.

a. Unless a Participant withdraws from the Plan as provided in Section 8 hereof, such Participant’s option to purchase shares will be exercised automatically on the Exercise Date, and the maximum number of whole shares subject to such option will be purchased for such Participant at the applicable option price with the accumulated payroll deductions and cash dividends (credited pursuant to Section 9 hereof) in such Participant’s account. No fractional shares will be issued under the Plan. During a Participant’s lifetime, his or her option to purchase shares hereunder is exercisable only by such Participant.

b. The shares of Common Stock purchased upon exercise of an option hereunder shall be credited to the Participant’s account under the Plan and shall be deemed to be transferred to the Participant on the Exercise Date and, except as otherwise provided herein, the Participant shall have all rights of a stockholder with respect to such shares. Shares of Common Stock received upon stock dividends or stock splits shall be treated as having been purchased on the Exercise Date of the shares to which they relate.

7. Delivery of Common Stock. As promptly as practicable after receipt by the Plan’s administrator or brokerage firm of a written request from any Participant, the Plan’s administrator or brokerage firm, as the case may be, shall arrange the delivery to such Participant of a stock certificate representing the shares of Common Stock which the Participant requests to withdraw. Withdrawals may be made no more frequently than twice each Plan Year unless approved by the Committee in its sole discretion.

8. Withdrawal; Termination of Employment.

a. A Participant may withdraw all, but not less than all, the payroll deductions and cash dividends credited to such Participant’s account under the Plan at any time by giving written notice to the Company received at least thirty (30) days prior to the Exercise Date (or such other notice period as may be established by the Committee from time to time in its sole discretion). All such payroll deductions and cash dividends credited to such Participant’s account will be paid to such Participant promptly after receipt of such Participant’s notice of withdrawal and such Participant’s option for the Offering Period in which the withdrawal occurs will be automatically terminated. No further payroll deductions for the purchase of shares of Common Stock will be made for such Participant during such Offering Period, and any additional cash dividends during the Offering Period will be distributed to the Participant.

b. Upon termination of a Participant’s status as an Employee during the Offering Period for any reason, including voluntary termination, retirement or death, the payroll deductions and cash dividends remaining credited to such Participant’s account will be returned (and any future cash dividends will be distributed) to such Participant or, in the case of such Participant’s death, his estate, and such Participant’s option will be automatically terminated. A Participant’s status as an Employee shall not be considered terminated in the case of a leave of absence agreed to in writing by the Company (including, but not limited to, military and sick leave), provided that such leave is for a period of not more than six (6) months or reemployment upon expiration of such leave is guaranteed by contract or statute.

c. A Participant’s withdrawal from an offering will not have any effect upon such Participant’s eligibility to participate in a succeeding offering.

9. Dividends.

a. Dividends paid in Common Stock or stock splits of the Common Stock shall be credited to the accounts of Participants. Dividends paid in cash or property other than Common Stock shall be distributed to Participants as soon as practicable.

b. No interest shall accrue on or be payable with respect to the payroll deductions or dividends of a Participant in the Plan.

10. Stock.

a. The maximum number of shares of Common Stock which shall be reserved for sale under the Plan shall be 1.85 million, subject to adjustment upon the occurrence of an event as provided in Section 14 hereof. Such shares may be authorized but unissued Common Stock or authorized and issued Common Stock held in the Company’s treasury or acquired by the Company for the purposes of the Plan. Shares subject to any lapsed or expired option shall again become available for transfer pursuant to options granted or to be granted under the Plan. If the total number of shares which would otherwise be subject to options granted under the Plan on an Offering Date exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Committee shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Committee shall give written notice to each Participant of such reduction of the number of option shares affected thereby and shall similarly reduce the rate of payroll deductions, if necessary. The 1.85 million share figure referred to above shall be adjusted based upon any conversion rate applicable to the shares of Archipelago Holdings, L.L.C. in connection with an initial public offering of shares of Common Stock.

b. Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or, at the election of the Participant, in the name of the Participant and another person as joint tenants with rights of survivorship.

11. Administration. The Plan shall be administered by the Committee, and the Committee may select an administrator to whom its duties and responsibilities hereunder may be delegated. The Committee shall have full power and authority, subject to the provisions of the Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all action in connection therewith or in relation thereto as it deems necessary or advisable. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made at a meeting duly held. The determination of the Committee on any matters relating to the Plan shall be final, binding and conclusive. The Company will pay all expenses incurred in the administration of the Plan. No member of the

Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan, and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation.

12. Transferability. Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 8 hereof.

13. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

14. Effect of Certain Changes. In the event of any increase, reduction, or change or exchange of shares of Common Stock for a different number or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure, distribution of an extraordinary dividend or otherwise, the Committee shall conclusively determine the appropriate equitable adjustments, if any, to be made under the Plan, including without limitation adjustments to the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been granted under options, as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised.

15. Termination or Amendment. The Board may at any time terminate or amend the Plan. No such termination can adversely affect options previously granted and no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant. No amendment shall be effective unless approved by the stockholders of the Company if stockholder approval of such amendment is required to comply with any law, regulation or stock exchange rule.

16. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

17. No Employment Rights. Nothing in the Plan shall confer upon any Participant the right to continue in the employ of the Company or any Subsidiary or affect any right which the Company or any Subsidiary may have to terminate such employment.

18. Regulations and other Approvals; Governing Law.

a. THIS PLAN AND THE RIGHTS OF ALL PERSONS CLAIMING HEREUNDER SHALL BE CONSTRUED AND DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OF LAWS.

b. The obligation of the Company to sell or deliver shares of Common Stock with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable Federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

c. The Plan is intended to comply with Rule 16b-3 as promulgated under Section 16 of the Securities Exchange Act of 1934 and the Committee shall interpret and administer the provisions of the Plan in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

19. Arbitration. Any dispute, controversy or claim between the Company and any participant arising out of or relating to or concerning the provisions of the Plan shall be finally settled by arbitration in Chicago, Illinois before, and in accordance with, the rules then obtaining of the American Arbitration Association (the “AAA”) in accordance with the commercial arbitration rules of the AAA. Prior to arbitration, all disputes, controversies or claims maintained by any participant must first be submitted to the Committee in accordance with claim procedures determined by the Committee in its sole discretion.

20. Withholding of Taxes. If the Participant makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any share or shares issued to such Participant pursuant to such Participant’s exercise of an option, and such disposition occurs within the two-year period commencing on the day after the Offering Date or within the one-year period commencing on the day after the Exercise Date, such Participant shall, within five (5) days of such disposition, notify the Company thereof and thereafter immediately deliver to the Company any amount of Federal, state or local income taxes and other amounts which the Company informs the Participant the Company is required to withhold.

21. Adoption Date; Effective Date; Approval of Stockholders. The Plan was adopted on February 26, 2004. The Plan shall become effective on the IPO Date. In the event that the IPO Date has not occurred by December 31, 2004, the Plan shall expire and be null and void without any force or effect. The Plan shall be submitted to the stockholders of the Company for their approval within twelve (12) months after the date the Plan is adopted by the Board. The Plan is conditioned upon the approval of the stockholders of the Company, and failure to receive their approval shall render the Plan and all outstanding options issued thereunder void and of no effect.